Exhibit 10.1

PURCHASE AND SERVICE AGREEMENT

This PURCHASE AND SERVICE AGREEMENT, dated as of September 14, 2016 hereof (this “Agreement”), is by and between BCL-EQUIPMENT LEASING LLC., an Illinois limited liability company, (“Seller”), and ARISTA CAPITAL LTD., a Nevada corporation (“Buyer”).

WITNESSETH:

WHEREAS, the Buyer desires to purchase certain Business Equipment Leases (the “Leases”) and the Seller desires to sell and assign these Leases to the Buyer as set forth herein; and

WHEREAS, the Buyer desires to have the Seller continue to service these Leases and the Seller wishes to continue to service these Leases; and

WHEREAS, the price to purchase and service such Leases shall be set forth below; and

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. PURCHASE

The Buyer has agreed to purchase each of the Leases set forth in Exhibit A for an amount that yields the Buyer a 20% return, and accordingly, the price for all the Leases hereby purchased is set forth in Exhibit A (the “Purchase Price”). Under no circumstances shall the Buyer purchase any of the Lease Escrow Amounts (as defined in Section 2, below), and the Purchase Price shall be reduced accordingly by the amount of the Lease Escrow Amounts. Except as provided herein, the Buyer hereby purchases the Leases and such other documents (hereinafter the “Loan Documents”) executed by the lessee (the “Debtor”) as set forth in such Leases that are attached in Exhibit A and all related security including without limitation all security agreements and all titles that show Seller as the lien holder in the collateral (hereinafter the “Collateral”) as set forth below.

SECTION 2. ASSIGNMENT

The Seller hereby assigns, conveys, sells and transfers to the Buyer as of the date hereof all of its right, title and interest in the Leases attached as Exhibit A and shall execute the Assignment set forth in Exhibit C to this Agreement. Notwithstanding the foregoing, several of the Leases as set forth in Exhibit D, escrow certain amounts from the respective Debtors for maintenance and security purposes (herein the “Lease Escrow Amounts”), and such Lease Escrow Amounts are owed to the respective Debtor at the end of the lease term to the extent that the Debtor is not in default of such Lease. The Seller shall not assign and the Buyer will not assume the Lease Escrow Amounts, and Seller shall retain all obligations to return such Lease Escrowed Amounts (whether collected prior to or after the date of this Agreement) to the particular Debtor. However, in the event of a lease default that is not cured and Seller is able to retain such Lease Escrow Amounts (hereinafter a “Lease Default”), then Seller agrees to remit one half (50%) of the particular Lease Escrow Amount to Buyer within 10 days of such Lease Default.

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SECTION 3. CERTAIN REPRESENTATIONS

(a) The Buyer represents and warrants that it has duly authorized, executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable against the Buyer in accordance with its terms, except as enforcement of the terms hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting enforcement of creditors’ rights generally, and general principles of equity.

(b) The Seller represents and warrants that it has duly authorized, executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable against the Seller in accordance with its terms, except as enforcement of the terms hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting enforcement of creditors’ rights generally, and general principles of equity.

(c) Seller also provides the following representations and warranties to Buyer:

(i) Seller has good and marketable title to each of the Leases, and upon transfer to Buyer, each Lease will be free and clear of any and all liens, pledges, charges, or security interests of any nature and Seller has the full right and authority to sell and assign the Leases, and further the Leases were executed with duly authorized and legally binding upon Seller and the Debtor;

(ii) The schedule attached as Exhibit "B" shows the payment history and payments to be received under of each Lease, and to the best of Seller’s knowledge, all information regarding the Leases that has been provided by Seller to Buyer is true and correct in all material respects;

(iii) The Collateral is undamaged and has not experienced any casualty during the term of the Lease except as provided in Schedule 3(iii) attached hereto.

(iv) To the best of Seller’s knowledge, no Leases are subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Leases or the exercise of the rights thereunder, render the Leases unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense and no such right has been asserted.

(v) The Leases contain customary and enforceable provisions, (and are not subject to consumer loan regulations), such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security, including realization by judicial foreclosure.

(vi) Since their origination, the Leases have not been in default except as provided in Schedule 3(vi).

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(vii) To the best of Seller’s knowledge the Collateral is being operated with all necessary inspections, licenses and certificates necessary to operate such Collateral for the business purposes of the Debtor.

(viii) The Leases and other agreements executed in connections therewith are genuine, and each is the legal, valid and binding obligation of the Debtor thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws effecting the enforcement of creditors’ rights generally and by general equity principles.

(ix) The proceeds of the Leases have been fully disbursed, and there is no requirement for future advances thereunder.

(x) The Leases and Loan Documents comply with all applicable laws, statutes, and regulations.

(xi) The Debtor is not required to consent to any assignment and transfer of the Leases and Loan Documents as contemplated herein.

The representations and warranties of the Buyer and Seller shall survive the execution of this Agreement and assignment of the Leases

SECTION 4. COVENANTS

1. Seller shall retain, and Buyer shall not assume or be responsible or liable for in any way any debts, contracts, liabilities, commitments or obligations of Seller of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, disclosed or undisclosed and whether or not known or unknown, accrued or matured, and whether related to or not related to the Leases which exist prior to the date of this Agreement (collectively, “Retained Liabilities”).

2. Seller and Buyer agree to cooperate in executing any required documents necessary to provide Buyer with a first lien priority security interest in the Collateral and to add Buyer as the certificate holder with respect to insurance and title covering the Collateral.

3. Seller agrees to protect, indemnify, defend and hold harmless the Buyer, its directors, officers, agents, employees, affiliates, successors, and assigns, against all liability, loss, damage or expenses up to the amount of the Purchase Price(including, without limitation, attorneys’ fees) arising out of: (i) any claims that may arise with respect to the Leases prior to the date of this Agreement, (ii) claims that arise with respect to any Retained Liabilities, including without limitation, any obligations to collect or return the Lease Escrow Amounts; or (iii) any claims that arise from a breach of the Seller’s representations and warranties as set forth above.

4. Purchaser agrees to protect, indemnify, defend and hold harmless the Seller, its directors, officers, agents, employees, affiliates, successors, and assigns, against all liability, loss, damage or expenses up to the amount of the Purchase Price (including, without limitation, attorneys’ fees) arising out of any claims that may arise with respect to the Leases after the date of this Agreement; provided, however, losses, liability, damage or expense caused by Seller’s actions or inactions as servicer of the Leases shall be excluded from this indemnity.

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SECTION 5. LEASE SERVICING

A. Seller shall be responsible for administering the Leases, collecting all payments (principal, interest, late fees, or receipts resulting from the liquidation of any collateral) and disbursing to Buyer its share of all amounts received.

B. Seller hereby represents, warrants and covenants that it shall exercise that degree of ordinary care that would be exercised by bankers or financiers, in the industry, in administering a Lease in accordance with the usual practices and procedures employed by Seller on similar Leases or leases for its own account taking into consideration the size of the Lease, creditworthiness of the applicable Debtor, other credit extended to the applicable Debtor and other matters customarily taken into account in underwriting and administering similar Leases or lease in the ordinary course of Seller's business. Seller hereby represents, warrants and covenants that it shall use reasonable efforts, consistent with the efforts Seller utilizes in connection with Leases or leases for its own account, to insure that the Lease documents are enforceable in accordance with their terms, comply with regulatory requirements related thereto, and provide customary rights and remedies to the holder thereof.

C. Subject to and in accordance with the terms and conditions set forth in this Agreement, and all applicable laws, Buyer authorizes Seller to perform the following services in connection with servicing each of the Leases:

(a)	Verify, where applicable, that the property encumbered by each Lease is valid collateral and insured (at the Debtor’s expense) by a sufficient casualty insurance policy and that Debtor has sufficient liability insurance coverage.

(b)	Keep appropriate accounting records on each note or lease and the sums collected thereon, which records will reflect the amounts collected as to principal, interest and late charges, and, if applicable, insurance, taxes and other specified amounts. Those records will be available for review by the Buyer during regular business hours at Seller’s corporate office.

(c)	Until the total amount due under each Lease is paid in full:

(i)	Proceed diligently to collect all payments due under the terms of the note or lease and promptly pay the proper parties, when and if due, principal, interest, late charges, insurance and other specified funds.

(ii)	In the event the Debtor fails to make any payments to as required by the terms of the note or lease, Seller will take steps to collect the payment including but not limited to delivering default notices, commencing and pursing foreclosure procedures, and obtaining representation in litigation and bankruptcy proceedings as deemed necessary or appropriate by Seller in its business judgment to fully protect the interests of Buyer as the ultimate lender in the Lease.

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(d)	Provide Buyer with regular statements regarding Lease collections, but in no event less frequently than monthly.

(e)	Buyer hereby authorizes and empowers Seller on its behalf, to (1) execute and deliver demands for payoff and beneficiary’s statements of condition and the like; (2) execute and deliver any instruments of satisfaction or cancellation, or of partial or full release, discharge, or reconveyance, or authorizations in connection therewith, with respect to any Leases paid in full and with respect to the related personal property on such Leases , (3) deliver any and all other documents with respect to any Leases that are customary and consistent with Lease servicing practices pertaining to such Leases; (4) consent to modifications of the Leases if the effect of any such modification will not materially or adversely affect the security provided by the personal property in connection therewith; (5) institute foreclosure proceedings (judicial or non-judicial), obtain a deed-in-lieu thereof, engage in settlement discussions, and enter into forbearance and other settlement-related agreements (which agreements may contain provisions that release or waive claims against a Debtor or guarantor; and (6) take title in the name of Buyer to any property upon foreclosure or delivery of a deed-in-lieu thereof. Notwithstanding any other provision contained herein, Seller may not permit any modification to any Lease that would change the interest rate, forgive the payment of any principal or interest (expressly excluding late charges or the difference between default and non-default interest), change the outstanding principal amount, or extend the maturity date, without Buyer’s prior consent.

D. Buyer authorizes Seller to retain monthly, as compensation for administration services performed hereunder, an amount which is equal to 2.0% of the scheduled payment amount of each Lease, as indicated herein (the “Servicing Fee”), (b) 50% of all penalties, and or late charges collected from the borrower pursuant to the terms of each Lease, and (c) and 50% of the default interest collected from the Debtor pursuant to the terms of each Lease. Seller shall promptly remit the remaining amount received by each Debtor, less any Expenses as provided in 5(E) below, to Buyer. The Seller shall make one monthly remittance to the Buyer that includes all lease payments collected from the Debtors under the Leases and provide Buyer with such remittance information on the monthly collections. In the event there are insufficient funds from collections under the Leases to pay the Servicing Fee and/or the Expenses, Buyer shall remit the amount of any Expenses directly to Seller within 5 business days, however, the Servicing Fee shall accrue until such time that the Collateral is sold or released.

E. Buyer shall pay the "Expenses," related to the collection or enforcement of a defaulted Lease unless otherwise provided in this Agreement or other Agreements between the parties. The term “Expenses” shall mean all reasonable out of pocket expenses incurred by Seller or any agent of Seller in connection with the collection of a Lease including, but not limited to, outside attorneys’ fees, court charges, insurance, repairs to any vehicle, towing charges, repossession charges, costs of re-sale of any vehicle, advertising costs, and all other costs and expenses typically incurred by a lender in connection with the collection of a similar Lease.

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SECTION 6. CLOSING AND DELIVERABLES.

Section 6.1 This Agreement shall be effective as of the date written above (the “Closing”) shall take place via electronic transfer and execution of documents and corresponding wire transfers

Section 6.2 At the Closing, the Seller shall:

A. Deliver copies of the resolutions of the Seller authorizing and approving this Agreement and all transaction and other documents;

B. execute and deliver to the Buyer a bill of sale in the form of Exhibit E. attached hereto (the “Bill of Sale”), together with such other instruments of transfer necessary or appropriate to transfer or vest in the Buyer the Leases and Loan Documents

C. Such other documents as may be reasonably requested by Buyer's counsel.

SECTION 7. MISCELLANEOUS

Section 7.1 Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

Section 7.2 Notices. All notices hereunder shall be delivered to the addresses set forth in the Agreement.

Section 7.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns. No party hereto may assign rights or obligation hereunder without the consent of the other parties hereto.

Section 7.4 Governing Law and Jurisdiction. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Parties hereto irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Agreement shall be instituted and litigated only in courts having situs in the City of New York, New York. The Parties hereby consent to the exclusive jurisdiction and venue of any state or federal court located and having its situs in New York, New York, and waives any objection based on forum non conveniens.

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Section 7.5 Attorneys Fees. The prevailing party shall have the right to collect from the other party its reasonable costs and necessary disbursements and attorneys' fees incurred in enforcing this Agreement.

Section 7.6 Counterparts. This Agreement may be executed by the parties hereto by facsimile signature or portable document format (PDF) by electronic mail and in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.7 Headings. The headings of the various sections of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof or thereof

Section 7.8 Further Assurances. From time to time after the date hereof, without additional consideration, each of the parties agrees to execute, acknowledge, deliver, file and record, or cause to be executed, acknowledged, delivered, filed and recorded, such further instruments, and take such other action, as may be necessary or reasonably requested by the other party to make effective the transactions contemplated by this Agreement and to provide the other party the intended benefits of this Agreement. In furtherance of the foregoing, and not in limitation thereof, upon reasonable request of the Buyer, the Seller shall execute, acknowledge and deliver all such further assurances, deeds, assignments, consequences, powers of attorney and other instruments and papers as may be required to sell, transfer, assign, convey and deliver to the Buyer all right, title and interest in, the Lease subject to this Agreement. Seller shall retain in trust physical possession of the Lease documents and any other documents or instruments in its physical possession relating to the Leases in accordance with the terms of this Agreement for the benefit of Buyer as owners of the Leases. Seller acknowledges that Buyer's interest in each and every Lease made by Seller pursuant to this Agreement is subject to an assignment as set forth in this Purchase Agreement and accordingly all rights as the lender under the Lease are held by Buyer as the owner of the Lease.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement for the purposes herein expressed pursuant to all requisite authority as of this 14th day of September, 2016.

SELLER	BUYER

BCL-Equipment Leasing LLC	ARISTA CAPITAL LTD.

By: BCL-M&E LLC, its Member	By:

Name:	Name:
Ross A. Ettin

Title:	Title:

Address of Seller	Address of Buyer

450 Skokie Blvd.	200 Madison Avenue
Suite 604	Suite 204
Northbrook, IL 60062	Morristown, NJ 07960

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EXHIBIT “A”

PURCHASE PRICE AND LEASE DOCUMENTS LIST

LIST OF LEASES

Name of Lease	Purchase Price of each Lease

$

Aggregate Purchase Price:	$

Contract #	Contract Receivable	Sale Price	Start Date	Maturity Date	Payments Remaining	Payment Amount
15-383-1	$62,050.00	$46,345,65	8/19/2015	9/19/2019	73	$850.00
15-426-1	$68,020.00	$50,240.18	10/7/2015	11/7/2019	76	$895.00
16-042-1	$102,754.00	$75,842,75	4/28/2016	11/28/2019	166	$619.00
16-052-1	$86,220.00	$62,134.89	7/29/2016	2/29/2020	180	$479.00
	$319,044.00	$234,563.47